EXHIBIT 24.1
                                                                    ------------


                                POWER OF ATTORNEY


           KNOW ALL MEN BY THESE PRESENTS, that the undersigned hereby constitutes and appoints Ken L. Kenworthy, Sr., and Ken L. Kenworthy, Jr., and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign the Registration Statement on Form S-8 under the Securities Act of 1933 of GMX Resources Inc. (the "Corporation") relating to 650,000 shares reserved for issuance pursuant to the Stock Option Plan of the Corporation and the Non-Qualified Stock Option Agreement between the Corporation and Don Duke, and any and all amendments thereto (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

           DATED this 18th day of June, 2003.


             Name                                   Position                            Date
             ----                                   --------                            ----

/s/ Ken L. Kenworthy, Jr.                 Director, President and Chief                6/18/03
------------------------------------      Executive Officer (principal
Ken L. Kenworthy, Jr.                     executive officer)

/s/ Ken L. Kenworthy, Sr.                 Director, Executive Vice President           6/18/03
------------------------------------      and Chief Financial Officer (principal
Ken L. Kenworthy, Sr.                     financial officer)

/s/ T.J. Boismier                         Director                                     6/18/03
------------------------------------
T.J. Boismier

/s/ Steven Craig                          Director                                     6/18/03
------------------------------------
Steven Craig
